Exhibit (a)(2)

                            CERTIFICATE OF AMENDMENT

                                       OF

                                 ING FUNDS TRUST

     This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12, sections 3801 et seq.) and sets forth the following:

     1.   The name of the Trust is: ING Funds Trust ("Trust").

     2. The name and business address of the registered agent is: Corporation Services Company, 1013 Centre Road, Wilmington, Delaware, New Castle County, 19805.

     3. This is a registered investment company under the Federal Investment Company Act.

     4. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to "Pilgrim Funds Trust."

     5.   This certificate is effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust has duly executed this Certificate of Amendment on this 26th day of February, 2001.


/s/ Blaine E. Rieke
----------------------------
Blaine E. Rieke